UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 24, 2007
ENTERPRISE GP HOLDINGS L.P.
(Exact name of registrant as specified in its charters)

Delaware	1-32610	13-4297064
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation or Organization)		No.)
1100 Louisiana, 10 th Floor
Houston, Texas 77002
(Address of Principal Executive Offices, including Zip Code)
(713) 381-6500
(Registrant’s Telephone Number, including Area Code:)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     The information set forth under Item 2.03 hereof is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On August 24, 2007, Enterprise GP Holdings L.P. (the “Company”) entered into a Third Amended and Restated Credit Agreement (the “Credit Agreement”) with Citicorp North America, Inc., as Administrative Agent, and the other lenders named therein. The Credit Agreement refinances the interim credit facility entered into by the Company on May 7, 2007 and provides for a $200.0 million revolving credit facility (the “Revolving Facility”), $125.0 million term loan A (the “Term Loan A”) and $850.0 million term loan A-2 (the “Term Loan A-2”). The Company made initial borrowings of $1.082 billion under the Credit Agreement to fully refinance the existing interim credit facility and pay fees, expenses and other transaction costs in connection with the Credit Agreement. Initial borrowings under the Credit Agreement consisted of $107 million under the Revolving Facility, $125 million under Term Loan A and $850 million under Term Loan A-2.
     The Revolving Facility matures on August 24, 2012 and may be used by the Company in the future to fund acquisitions, issue letters of credit and for other general partnership purposes. The Revolving Facility offers the following secured loans, each having different interest requirements: (i) ABR loans (“ABR Loans”), bearing interest at (a) the Alternative Base Rate (a rate per annum equal to the greater of (1) the annual interest rate publicly announced by Citibank, N.A. as its base rate in effect at its principal office in New York, New York (the “Prime Rate”) in effect on such day and (2) the federal funds effective rate in effect on such day plus 0.50%) plus (b) the “Applicable Rate” for ABR Loans as noted below; and (ii) Eurodollar loans (“Eurodollar Loans”), bearing interest at a “LIBO rate” (equal to the rate per annum appearing at Reuters Reference LIBOR01 page at approximately 11:00 a.m., London time, two business days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such interest period) plus the “Applicable Rate” for Eurodollar Loans as noted below.
     The Term Loan A matures on August 24, 2012. All borrowings outstanding under the Term Loan A will, at our option, be made and maintained as ABR Loans or Eurodollar Loans, or a combination thereof. Any amount repaid under the Term Loan A may not be reborrowed.
     The Term Loan A-2 matures on May 5, 2008. All borrowings outstanding under the Term Loan A-2 will bear interest at a LIBO rate plus 1.75% or if a LIBO rate is not available, the Alternate Base Rate plus 0.25%. Under certain conditions, the initial lenders under the Term Loan A-2 may also earn aggregate fees of up to approximately $500,000 per quarter.
     The Credit Agreement permits the Company to refinance all or a portion of Term Loan A-2 with the proceeds of a future term loan B (the “Term Loan B”); provided that (i) the maturity date of such Term Loan B shall be at least six (6) months after the Revolving Facility maturity date, (ii) the Term Loan B may not be amortized in a manner which materially affects the Revolving Facility and Term Loan A lenders, (iii) the principal amount of the Term Loan B may not exceed the sum of principal of and all accrued and unpaid interest on Term Loan A-2 and in no event will the sum of all commitments under the Credit Agreement plus the principal of the Term Loan B exceed $1,200,000,000, (iv) the Term Loan B is secured on a pari passu basis with the Revolving Facility and Term Loan A loans and is entitled to pro rata payment, (v) the Administrative Agent or its affiliate is the administrative agent with respect to the Term Loan B and (vi) the Term Loan B shall be upon the same terms and conditions as Term Loan A-2 immediately prior to the Company entering into the Term Loan B.
     The Credit Agreement contains an accordion feature whereby the Company may increase the Revolving Facility commitments and/or the Term Loan A commitments provided that (i) prior to and after giving effect to any such increase, no default, event of default or material adverse effect shall have occurred and be continuing, (ii) each such increase is at least $10,000,000, (iii) the aggregate cumulative increase in Revolving Facility and Term Loan A commitments does not exceed $300,000,000, (iv) the sum of the commitments of all lenders plus the principal amount of any Term Loan B does not exceed $1,200,000,000 and (v) the Company prepays the outstanding principal of the Term Loan A-2 in an amount equal to the lesser of (a) the full aggregate amount of such increase or increases in the Revolving Facility and/or Term Loan A commitments and (b) the outstanding principal amount of the Term Loan A-2, together with all accrued unpaid interest on the Term Loan A-2.
     The “Applicable Rate” for ABR Loans and Eurodollar Loans under our Revolving Facility and Term Loan A is the rate per annum as follows:

Leverage Ratio	ABR Spread	Eurodollar Spread
≤ 3.25x	0.0%	1.00%
> 3.25x to ≤ 3.75x	0.0%	1.375%
> 3.75x to ≤ 4.25x	0.25%	1.75%
> 4.25x to ≤ 5.00x	0.50%	2.00%
> 5.00x to ≤ 5.75x	0.75%	2.25%
> 5.75x	1.00%	2.50%
     The Company is required to prepay Term Loan A-2 using net cash proceeds its receives from either (i) its equity offerings or those of its subsidiaries or (ii) the full or partial refinancing of Term Loan A-2 using other indebtedness.
     The Credit Agreement contains customary representation, warranties, covenants and events of default.
     The Company’s obligations under the Credit Agreement are secured by a pledge by the Company of (i) units of limited partnership interest in Enterprise Products Partners L.P.; (ii) membership interest in Enterprise Products GP, LLC; (iii) units of limited partnership interest in Energy Transfer Equity, L.P.; (iv) units of limited partnership interest in TEPPCO Partners, L.P.; and (v) membership interest in Texas Eastern Products Pipeline Company, LLC.

Item 9.01. Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.
4.1	Third Amended and Restated Credit Agreement dated as of August 24, 2007, among Enterprise GP Holdings L.P., the Lenders party thereto, Citicorp North American, Inc., as Administrative Agent, and Citibank, N.A., as Issuing Bank.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE GP HOLDINGS L.P. By: EPE HOLDINGS, LLC, its General Partner
Date: August 30, 2007	By:	/s/ Michael J. Knesek
		Name:	Michael J. Knesek
		Title:	Senior Vice President, Controller and Principal Accounting Officer of EPE Holdings, LLC

Exhibit Index
4.1	Third Amended and Restated Credit Agreement dated as of August 24, 2007, among Enterprise GP Holdings L.P., the Lenders party thereto, Citicorp North American, Inc., as Administrative Agent, and Citibank, N.A., as Issuing Bank.